UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 24, 2008

E*TRADE Financial Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-11921	94-2844166
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

135 East 57th Street

New York, New York 10022

(Address of principal executive offices)

(646) 521-4300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.05	Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics

(a) Briefly describe the date and nature of any amendment: Effective October 23, 2008, the E*TRADE Financial Corporation Code of Professional Conduct (the “Code”) was modified to take into account certain administrative changes and current business practices. The Company’s practice is to periodically review the Code to ensure it remains updated with respect to current laws and regulations and the Company’s business policies and procedures, and the Code was last updated in November 2006. Examples of the modifications include clarifications of the descriptions of certain laws and legal obligations, linked references to certain administrative policies and clarification as to which departments within the Company are responsible for monitoring compliance with certain laws and regulations. There are no material substantive changes to the Code. A copy of the revised Code is furnished as an exhibit to this Form 8-K. The revised Code will be posted to the Company’s website at www.etrade.com.

Item 9.01	Financial Statements and Exhibits

Exhibit

99.1	Additional exhibits Code of Professional Conduct

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 24, 2008	By:	/s/ Russell S. Elmer
	Name:	Russell S. Elmer
	Title:	General Counsel and Corporate Secretary